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                                                                    Exhibit 4.65

 THIRD AMENDMENT TO COOPERATION AGREEMENT NO. K.TEL.241/HK810/UTA-00/2003 DATED 12 NOVEMBER 2003 REGARDING THE PROCUREMENT AND ESTABLISHMENT OF REGIONAL METRO
       JUNCTION AND OPTICAL ACCESS NETWORK FOR REGIONAL DIVISION - III NO.
               K.TEL.359/HK820/ITS-00/2006, DATED 27 NOVEMBER 2006

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The Parties:            1.   TELKOM; and

                        2.   PT Industri Telekomunikasi Indonesia ("INTI").

Preceding Agreements:   1.   Cooperation Agreement regarding the Procurement and
                             Establishment of Regional Metro Junction and
                             Optical Access Network for Regional Division - III
                             No. K.TEL.241/HK.810/UTA-00/2003 dated 12 November
                             2003 ("Main Agreement");

                        2. First Amendment of the Cooperation Agreement No. K.TEL.241/HK.810/UTA-00/2003 regarding the
                             Procurement and Establishment of Regional Metro Junction and Optical Access Network for Regional Division No. K/TEL.50/HK.820/TCC-00/2004 dated 31 May 2004;

                        3. Second Amendment of the Cooperation Agreement No. K.TEL.241/HK.810/UTA-00/2003 regarding the
                             Procurement and Establishment of Regional Metro Junction and Optical Access Network for Regional Division No. K.TEL.359/HK820/ITS-00/2006 dated 27 November 2006;

Work Period:            48 months since the effective date of the Main
                        Agreement.
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